UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  July 28, 2010

LIFE PARTNERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State of incorporation)
0-7900 (Commission File Number)	74-2962475 (I.R.S. Employer ID no.)

204 Woodhew Waco, Texas (Address of Principal Executive Offices)	76712 (Zip Code)

Issuer’s telephone number, including area code:  254-751-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On July 28, 2010, Life Partners Holdings, Inc. (“we” or “Life Partners”) issued a press release announcing our upcoming annual meeting and the impact of recent reports issued by the Government Accountability Office and the Securities and Exchange Commission concerning the life settlements industry.  The press release also indicates the Board of Directors’ intention to discuss a possible spin off of our investment in an unaffiliated life settlements trust, which was recorded at $6,371,723 at May 31, 2010.  At May 31, 2010, the trust held settlements with a face value of $696 million ($138.5 million net to our interest).  The board’s intention to discuss this matter does not infer that it will act.  Any such transaction is dependent on a number of factors, including the financial and tax consequences associated with the transaction and the trust’s consent to a transaction.  The press release is furnished as an exhibit and is posted on our website (www.lphi.com).

The information in this Form 8-K under Item 8.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated July 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 29, 2010

Life Partners Holdings, Inc. By: /s/ David M. Martin ___________________________________ David M. Martin Principal Financial Officer

EXHIBIT INDEX

Number	Description	Page
99.1	Press release dated July 28, 2010	4